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Exhibit 10.2

                              CONSULTING AGREEMENT
                              --------------------

This Consulting Agreement (the "Agreement") made as of August 1, 2004 by and between Anastasio Mikroulus ("Consultant) and GFY Foods, Inc., a Nevada Corporation ("Company").

WITNESSETH

         WHEREAS, the Company is purchasing the Dionysus restaurant in Worth, IL (the "Business") and the Consultant has experience in managing and operating such a business; and

         WHEREAS, the Company requires and will continue to require business services relating to management, operations, strategic planning and marketing for the Business; and

         WHEREAS, Consultant shall provide Company with management, operations, strategic planning and marketing consulting services and is desirous of performing such services for the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:


1. APPPOINTMENT
---------------

The Company hereby engages Consultant and Consultant agrees to render various business services to the Company upon the terms and conditions hereinafter set forth.

2. TERMS
--------

The term of this Agreement began as of the date of this Agreement, and shall terminate on August 1, 2006, unless earlier terminated in accordance with paragraph 7 herein or as extended by the parties from time to time. If this contract is terminated for any reason, within one (1) year of execution, the Consultant shall receive severance pay equal to one year's pay.

3. SERVICES
-----------

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, operations, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the Business. Consultant agrees to provide on a timely basis the following services, and additional services contemplated thereby:

         (a) The implementation of short-range and long-range strategic planning to develop and enhance the Business' products and services;
         (b) Develop and assist in the implementation of a marketing program to enable the Business to broaden the markets for its services and promote the image of the Business and its products and services. The Company agrees to allot funds for advertising comparable to the levels of the previous five (5) years of operations.
         (c) Advise the Company relative to the recruitment and employment of marketing and sales personnel consistent with the growth of operations of the Business. (d) The identification, evaluation, structuring, negotiating and closing of strategic alliances.


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4. DUTIES OF THE COMPANY
------------------------

The Company shall provide Consultant, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall supply Consultant with full and complete copies of all brochures or other sales materials relating to its products and services.

5. COMPENSATION AND EXPENSE REIMBURSEMENT
-----------------------------------------

Concurrently with the execution hereof, the Company shall pay Consultant at a rate of $15,000 per month. Consultant, in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket cost, including, without limitation to travel, lodging, telephone, postage and overnight shipping charges. Consultant shall be paid on the first of each month.

The Company shall pay Consultant a signing bonus of $75,000, payable in free-trading shares of S-8 stock of the Company. The bonus shall be payable upon execution of this agreement.

In the event the shares delivered pursuant to the terms of this Agreement fail to gross a total of $75,000, Buyer shall within five (5) business days of notice of this event, and subject to demand under the terms of the Agreement, deliver a sufficient number of additional shares in order to deliver to Seller for distribution any remaining balance. It is agreed that the Company shall provide a stockbroker to sell all shares obtained by the Consultant, pursuant to this Agreement. If compensation is not paid by the 15th of each month, the Company will be considered in breach and this contract shall terminate and the Company shall be liable for one (1) year's severance pay. In the event of such a breach, the Company may cure the breach within 30 days of the receipt of notification of the breach.

6. REPRESENTATION AN D INDEMNIFICATION
--------------------------------------

The Company shall be deemed to have been made a continuing representation the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind to the Company's breach of its agreements hereunder.

7. MISCELLANEOUS
----------------

TERMINATION: This Agreement may be terminated by either party upon, written notice to the other party for a material breach of this contract which shall be effective five (5) days from the date of such notice. Such notice to be delivered via certified mail.


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MODIFICATION: This Agreemetn sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in writing signed by both parties.

NOTICES: Any notices required or permitted to be given hereunder shall be in writing and shall be sent via certified mail or otherwise delivered in person at the address of such Party set forth above or to such other address as the Party shall have furnished in writing to the other Party.

WAIVER: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver of deprive the other Party of the right thereafter to insist upon adherence to that term or any other term of this Agreement.

ASSIGNMENT: The options under this Agreement are assignable at the discretion of the Consultant.

SEVERABILITY: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

DISAGREEMENTS: Any dispute or other disagreements arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Cook County, IL. The interpretation and the enforcement of this Agreement shall be governed by Illinois law as applied to residents of the State of Illinois relating to contracts executed in and to be performed solely within the State of Illinois. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY                                     CONSULTANT
GFY Foods, Inc.

By:  /s/ Edward Schwalb                     By:  /s/ Anastasio Mikroulus
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         Edward Schwalb, President                   Anastasio Mikroulus